Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the quarterly report of Verso Paper Corp. and Verso Paper Holdings LLC (collectively, the “Companies”) for the quarterly period ended June 30, 2011 (the “Report”), I, Michael A. Jackson, certify that:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

August 11, 2011

/s/ Michael A. Jackson
Michael A. Jackson President and Chief Executive Officer